PROMISSORY NOTE

Principal Amount:	$1,000,000.00	Date: November 21, 2008
Borrower Address:	RemoteMDx, Inc.
	150 West Civic Center Drive, Ste. 400
	Sandy, UT 84070

Lender Address:	David Derrick
	1401 North Highway 89, Suite 240
	Farmington, UT 84025

1.         PROMISE TO PAY AND INTEREST.

For value received, the undersigned (“Borrower”), promises to pay to David Derrick, an individual (“Lender”), at its above office, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ONE MILLION DOLLARS ($1,000,000.00), with interest thereon from the date advanced at 15% rate per annum (“Interest Rate”).  In addition, the Borrower will pay the Lender an origination fee of 5% of the principal sum in the amount of FIFTY THOUSAND DOLLARS ($50,000.00) in cash and ONE HUNDRED THOUSAND (100,000) shares of RemoteMDx restricted common stock.

2.         MATURITY DATE.

Principal and interest shall be due and payable upon the Lender receiving cash proceeds of $1,000,000.00 or more from the sale of common stock or other additional financing activities or seventy-five (75) days from origination and delivery herewith, whichever comes first (“Maturity Date”).

On the Maturity Date Borrower shall pay to Lender the unpaid principal, all accrued and unpaid interest, and all other amounts (“Other Amounts”) payable by Borrower to Lender under the Promissory Note.

Principal, interest, and Other Amounts not paid when due and any judgment therefor shall bear interest from its due date or the judgment date, as applicable, until paid at a rate (“Default Rate”) equal to eighteen percent (18%) per annum.

All interest under the Loan Documents shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed.  Borrower agrees to pay an effective rate of interest that is the sum of (i) the interest rate provided herein and (ii) any additional rate of interest resulting from any other charges or fees paid or to be paid in connection herewith that are determined to be interest or in the nature of interest.

3.         APPLICATION OF PAYMENTS.

At the option of Lender, payments shall be applied to principal, interest, and Other Amounts in the order Lender determines from time to time.

4.         PREPAYMENT.

Borrower may prepay the outstanding principal balance hereof, in whole or in part, at any time prior to the Maturity Date without penalty or premium.  At the option of Lender, in its absolute and sole discretion, any prepayment shall be applied to any installments coming due hereunder in the inverse order of their due dates.

5.         EVENT OF DEFAULT.

The occurrence of any of the following shall be deemed to be an event of default (“Event of Default”) in the payment of principal or interest when due pursuant to the terms hereof and the expiration of five (5) days after written notice of such default from Lender to Borrower.

6.         REMEDIES.

Upon the occurrence of an Event of Default, then at the option of the holder hereof, the entire balance of principal together with all accrued interest thereon, and all other amounts payable by Borrower under the Loan Documents shall, without demand or notice, immediately become due and payable.  Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal hereof, together with all accrued interest thereon, all other amounts due under the Loan Documents, and any judgment for such principal, interest, and other amounts shall bear interest at the Default Rate, subject to the limitations contained in Section 3 hereof.  No delay or omission on the part of the holder hereof in exercising any right under this Note or under any of the other Loan Documents hereof shall operate as a waiver of such right.

7.         ATTORNEYS’ FEES.

If this Note is not paid when due or if any Event of Default occurs, Borrower promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable attorneys’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)).

8.         SEVERABILITY.

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

9.         CHOICE OF LAW.

The Loan Documents shall be governed by the law of the State of Utah, without giving effect to conflict of laws principles.

10        BINDING EFFECT.

The Loan Documents will be binding upon, and inure to the benefit of, the holder hereof, Borrower, and their respective successors and assigns.  Borrower may not delegate its obligations under the Loan Documents.

11.       TIME OF THE ESSENCE.

Time is of the essence with regard to each provision of the Loan Documents as to which time is a factor.

12.       SURVIVAL.

The representations, warranties, and covenants of the Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

REMOTEMDX, INC. a Utah corporation
By: /s/ John L. Hastings, III
Name: John L. Hastings, III
Title: President

By: /s/ David Derrick
Name: David Derrick